Exhibit 99.6

*** Exercise Your Right to Vote ***

Form of

Annual Meeting Proxy Card

Meeting Information
Meeting Type: Annual Meeting For holders as of: [—], 2013
	Date: [—], 2013		Time: [—] CDT
	Location:	Chase Center Auditorium 601 Travis Houston, Texas 77002
[LINN Logo] Linn Energy, LLC JPMorgan Chase Tower 600 TRAVIS, SUITE 5100 HOUSTON, TX 77002

You are receiving this communication because you hold units in the above named company.

You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain voting instructions.

----- How To Vote -----

Please Choose One of the Following Voting Methods

Vote In Person: Many unitholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these units.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

[—].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, and 5.

	FOR	AGAINST	ABSTAIN

1. Approval of the election of each of the six nominees for the Board of Directors of Linn Energy, LLC (“LINN”). Nominees

01 George A. Alcorn	☐	☐

02 David D. Dunlap	☐	☐

03 Mark E. Ellis	☐	☐

04 Michael C. Linn	☐	☐

05 Joseph P. McCoy	☐	☐

06 Jeffrey C. Swoveland	☐	☐

2. Ratification of the selection of KPMG LLP as independent public accountant for LINN for 2013.	☐	☐	☐

3. Approval of the issuance of LINN units to LinnCo, LLC (“LinnCo”) in exchange for the contribution of Berry Petroleum Company (“Berry”) to LINN pursuant to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Berry, Bacchus HoldCo, Inc., a direct wholly owned subsidiary of Berry (“HoldCo”), Bacchus Merger Sub, Inc., a direct wholly owned subsidiary of HoldCo, LinnCo, Linn Acquisition Company, LLC, a direct wholly owned subsidiary of LinnCo, and LINN, as such agreement may be amended from time to time (the “merger agreement”) and the contribution agreement dated February 20, 2013, by and between LinnCo and LINN.	☐	☐	☐

4. Approval of an amendment and restatement of the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (the “LTIP”), which increases the total number of LINN units authorized to be issued under the LTIP from 12,200,000 units to 21,000,000 units.	☐	☐	☐

5. Approval of any adjournment of the LINN annual meeting, if necessary or appropriate, to solicit additional proxies in favor of all of the proposals voted on by the LINN unitholders at the LINN annual meeting.

	☐	☐	☐

NOTE: I hereby revoke any proxy or proxies previously given to represent or vote LINN units that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of the proxy card.

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN IN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Joint Proxy Statement/Prospectus are also available at www.proxyvote.com.

LINN ENERGY, LLC

PROXY FOR ANNUAL MEETING OF UNITHOLDERS

            , 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE LINN ENERGY, LLC BOARD OF DIRECTORS

The undersigned appoints Mark E. Ellis and Candice J. Wells, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the units of Linn Energy, LLC (“LINN”) that the undersigned may be entitled to vote at the Annual Meeting to be held in Houston, Texas on             , 2013 in the manner shown on this form as to the matters listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of LinnCo, LLC and LINN dated             , 2013.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side